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                                                               EXHIBIT 23.7


                        [JAMES N. RACHEL LETTERHEAD]



                      CONSENT OF INDEPENDENT AUDITOR



I consent to the reference to my firm under the caption "Experts" and to the use of my reports dated April 22, 1996, with respect to the financial statements of Hyde's Stay In Touch, Inc. included in the Registration
Statement (Form S-3 No. 33-     ) and the related Prospectus for ProNet Inc.
dated              .

I also consent to the incorporation by reference in the Registration
Statements:

          Form S-8    No. 33-18977    1987 Stock Option Plan

          Form S-8    No. 33-52606    1987 Stock Option Plan

          Form S-8    No. 33-80382    1994 Stock Option Plan

          Form S-8    No. 33-81220    Non-Employee Director Stock Option Plan

          Form S-8    No. 33-66193    1995 Long Term Incentive Plan

          Form S-3    No. 33-61279    2,000,000 Shares registered



/s/ JAMES N. RACHEL, CPA
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James N. Rachel, CPA
Shreveport, Louisiana
May 6, 1996